UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

Northsight Capital, Inc.
(Exact Name of registrant as specified in Its charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4685 South Highland Drive, Suite 202 Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

(801) 278-9424
(Registrant’s telephone number, including area code)

  N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On August 26, 2010, Northsight Capital, Inc., a Nevada corporation (the “Company”), filed with the Nevada Secretary of State a Certificate of Change Pursuant to NRS 78.209, by which the Company effectuated a reverse split of its issued and outstanding shares of common stock in the ratio of one-for-three, with all fractional shares to be rounded up to the nearest whole share (the “Reverse Split”).  The Reverse Split had been approved on July 22, 2010, by the Company’s Board of Directors and common stockholders holding approximately 76.3% of the Company’s issued and outstanding shares of common stock in accordance with applicable provisions of the Nevada Revised Statutes.  On August 6, 2010, the Company filed with the Securities and Exchange Commission, and mailed to its record stockholders, a definitive information statement with respect to the Reverse Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northsight Capital, Inc.

By:	/s/ Travis T. Jenson
Name: Travis T. Jenson
Title: President

Dated: August 27, 2010

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